EXHIBIT 32.1
In connection with the Annual Report on Form 10-K/A of Royal Gold, Inc. (the “Company”), for the year ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tony Jensen, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
August 21, 2008

/s/Tony Jensen Tony Jensen
President and Chief Executive Officer